Exhibit 10.2
Consulier Engineering, Inc.
Letterhead
September 29, 2006
Mr. Warren B. Mosler
2391 Old Dixie Highway
Riviera Beach, FL 33404

Re:	Purchase of Common Stock of Consulier Engineering, Inc. (the “Company”)
Dear Mr. Mosler:
This letter agreement constitutes a binding agreement between you and the Company pursuant to which you will exchange up to $1,700,000 of the Company’s indebtedness to you for shares of the Company’s common stock from time-to-time as the Company, in its sole discretion, determines may be necessary to meet the NASDAQ requirement that the Company maintain at least $2,500,000 of stockholders equity. Notwithstanding the ability of the Company to make such exchanges more frequently, the Company intends that any such exchange will occur only once in any fiscal quarter prior to the end of the fiscal quarter. The number of shares of common stock to be issued will be determined by the “market value” of the Company’s common stock, which in turn is determined under NASD Marketplace Rule 4200(a)(22) by the closing bid price of the common stock on the trading day immediately preceding the execution of the exchange.. You will be notified immediately of any such exchange, but no consent other than your execution of this letter agreement will or need to obtained from you.
By your execution of this agreement, you confirm your understanding that the shares you may acquire will be restricted securities within the meaning of the Securities and Exchange Commission Rule 144(a)(3); that the shares may not be resold by you except pursuant to a registration statement or an exemption from registration; that you are purchasing the shares for investment purposes only and not with a view to resale; and that you are aware of, and will meet, your compliance obligations under the Securities Exchange Act of 1934, as amended, particularly Section 16 thereof.
Please confirm your agreement to the contents of this letter and the purchase of our Company’s shares of common stock in accordance with the terms described herein by signing and returning to us a copy of this letter by facsimile or other immediate means of transmission.

Very truly yours,

	By:	/s/ Alan R. Simon

Alan R. Simon, Secretary/Treasurer

Accepted and agreed:

/s/ Warren B. Mosler	Dated:	September 29, 2006

by Alan R. Simon, Attorney-in-Fact
Warren B. Mosler